EXHIBIT 10.1

CONFIDENTIAL TREATMENT REQUESTED

Seventh Amendment (“AMENDMENT”) to

Portal and Advertising Services Agreement

This Seventh Amendment is entered into and effective as of August 23, 2018 (the “Amendment Effective Date”), by and between AT&T Services, Inc., for and on behalf of its operating Affiliates, and Synacor, Inc., and hereby amends the Portal and Advertising Services Agreement, as amended (the “Portal Agreement”), between them which has an effective date of May 1, 2016, as set forth below. Capitalized terms used, but not defined in this Amendment shall have the meanings ascribed to them in the Portal Agreement.

WHEREAS, the Parties desire to amend the Portal Agreement to reduce the damages incurred by Synacor when Synacor fails to filter Display Advertisements from AT&T Direct Competitors and non-AT&T Named Competitors which include Display Advertising for products and services of AT&T Direct Competitors and Display Advertisements sold to AT&T Named Competitors; and

WHEREAS, the Parties desire to further amend the Portal Agreement to reduce the time to report an incident under Section 5.6 of the Portal Agreement;

WHEREAS, the Parties desire to amend the Portal Agreement to allow for email approval by AT&T of RSS feeds or Open APIs added by Synacor to the Portal; and

WHEREAS, the Parties desire to amend the Portal Agreement to address the use of open source software with respect to features offered on the Portal.

NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Amendments to Section 5.6: Filtering Advertisements.
(a)	Section 5.6(b)(i) of the Portal Agreement is hereby replaced in its entirety with the following:
(i)	for Display Advertisements from AT&T Direct Competitors, Synacor [*];
(b)	Section 5.6(b)(ii) of the Portal Agreement is hereby replaced in its entirety with the following:
(i)	for Display Advertisements sold to non-AT&T Named Competitors which include Display Advertising for products or services of AT&T Direct Competitors [*]

[*]; and

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS

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(c)	Section 5.6(b)(iii) of the Portal Agreement is hereby replaced in its entirety with the following:
(i)	for Display Advertisements from all other AT&T Named Competitors, Synacor [*];
(d)	The first sentence of Section 5.6(b)(vi) of the Portal Agreement is hereby replaced in its entirety with the following:
(i)

In each situation described in Section 5.6(b)(i) through (iii), AT&T must promptly [*] provide Synacor with a notice of such incident, including a screenshot of the Display Advertisement, as well as the exact location of the Display Advertisement and time stamp of the Display Advertisement, that ran in violation of this Section 5.6 [*].

(e)	Section 5.6 of the Portal Agreement is further amended by the addition of the following new Section 5.6(d):
(i)	If the aggregate number of Display Advertisements described in Sections 5.6(b)(i)-(iii) [*].
2.	Email Approval of RSS Feeds and Open APIs.

Section 19.5 of the Portal Agreement is hereby amended to allow for email as an approved form of written consent by AT&T of any RSS Feeds or Open APIs included by Synacor on the Portal. Synacor’s designated email address for such purpose is: [*] and AT&T’s designated email address for such purpose is: [*] (or such successor email as designated by AT&T).   [*]

3.	Amendment to Article 19: Limitation of Liability.

Section 19.6 of the Portal Agreement is hereby added with the following:

From time to time, Synacor may, upon written request by AT&T (email being sufficient), include certain features on the Portal that Synacor has integrated through the use of open source software.  The providers of open source software often (a) do not include product representations, warranties or indemnifications in their terms of use, and (b) disclaim liability associated with such products.  As such, Synacor is not able to pass on any warranties nor take on any liability or indemnities related to such open source software or any performance or use thereof; consequently, for that open source software  requested and approved by AT&T for use by Synacor under this Agreement, notwithstanding anything to the contrary in this Agreement, such FEATURES INCLUDED WITH at&t’S CONSENT ARE provided on an "as is" basis, and Synacor DISCLAIMS ANY AND ALL representations or warranties of any kind, whether express, implied, statutory or otherwise with respect thereto including any implied warranties of merchantability, fitness for a particular purpose, and non-infringement, AND Synacor disclaims any liablity for any damages of any kind arising from OR RELATED TO SUCH FEATURES including direct, indirect, incidental, punitive, consequential or exemplary damages, and

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS

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no indemnities are available related thereto.  If at any point, AT&T has concerns about the fEATURES or any use thereof, AT&T’s sole recourse is to remove or request removal of the fEATURES from thE Portal. [*]

4.	Miscellaneous.
(a)

Except as set forth in this Amendment, all other terms of the Portal Agreement remain unchanged. In the event of a conflict between the terms of this Amendment and the terms of the Portal Agreement, the terms of this Amendment shall control.

(a)

Unless expressly provided otherwise herein: (i) all rights and remedies granted to each Party under this Amendment or the Portal Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies otherwise available to such Party in this Amendment or the Portal Agreement, at law or in equity; and (ii) termination or expiration of this Amendment or the Portal Agreement shall not limit either Party from pursuing any other remedies available to it, including injunctive relief, in connection with any of its rights accrued or otherwise existing up to the date of such termination or expiration.

(b)	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on following page.]

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized officers or representatives as of the Amendment Effective Date.

SYNACOR, INC.

By: __/s/ Timothy J. Heasley_____

Name: __Timothy J. Heasley_____

Title:  __Chief Financial Officer___

Date: ___August 23, 2018________

AT&T SERVICES, INC.

(for and on behalf of its operating Affiliates)

By: ___/s/ Benjamin Carroll_______

Name: __Benjamin Carroll________

Title: ___GM/AVP______________

Date: __August 28, 2018__________

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